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                                  EXHIBIT 10oo.

                            CAR TRACK, S. A. DE C.V.

                             SUBSCRIPTION AGREEMENT

        THIS SUBSCRIPTION AGREEMENT is made as of the 14th day of March, 2003, by and among:

        (i) LoJack de Mexico, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada) ("LIV"), a wholly-owned subsidiary of LoJack Corporation, a Massachusetts Corporation (the "Investor"); and

        (ii) Grupo Car Mart, S.A. de C.V. (hereinafter "GCM"), a Mexican corporation (sociedad anonima de capital variable) whose capital stock is owned entirely by the persons listed as shareholders on the signature pages hereof; and

        (iii) Jose Antonio Ocejo Gutierrez ("Ocejo"), a Mexican individual, whose participation in this agreement is solely and exclusively for purposes in connection and under the terms of section 2.26 and section 7 in connection with sections 2.3, 2.7, 2.10, 2.11, 2.12, 2.13, 2.14, 2.16, 2.18 and 2.24 hereof.

                                    RECITALS

        1. The Investor is a public company organized under the laws of Massachusetts, United States of America, which core business is the sale and operation of a system for the tracking and recovery of stolen vehicles. The Investor has licensees of its systems in several countries.

        2. GCM, through its subsidiaries Car Mart Mexico, S.A. de C.V. ("CMM"), Car Mart Comunicaciones, S.A. de C.V. ("CMC") and Car Mart Instalaciones, S.A. de C.V. ("CMI" and, together with CMM and CMC, jointly the Predecessors, each a Mexican corporation (sociedad anonima de capital variable), is in the business of operating a system for the tracking and recovery of stolen vehicles in Mexico (the "Business").

        3. CMM is an Investor's licensee in Mexico to operate the above-mentioned system. In the ordinary course of business, the Investor sells products to CMM, and as a result of deliveries of products that the Investor has made to CMM as of this date in the amount of US$ One Million Five Hundred One Thousand Nine Hundred Sixteen (1,501,916 00/100 Dollars) the Investor holds an account receivable against CMM for such amount (the "Account Receivable").

        4. On June 19, 2002, the Investor and the Shareholders executed and delivered a non-binding Preliminary Summary of Terms (the "Letter of Intent"), whereby GCM set forth in writing its intention to sell to the Investor a twelve and a half per cent (12.5%) equity interest in the Business (the "Equity Investment") and the Investor set forth in writing its intention to acquire the Equity Investment, through a joint venture company (the "Company").

        5. In order to implement the terms and conditions reflected in the Letter of Intent, the Investor, through LIV and together with GCM, have agreed to form a new company (the "Company") which will acquire from GCM all the latter's interest in the Predecessors and from the Investor the Account Receivable, and which shall conduct the Business.

        6. The Investor and LIV have completed its due diligence examination of the Predecessors. Investor's due diligence shall in no way limit GCM and Ocejo's liability hereunder including, without limiting the generality of the foregoing, liability in case of breach of representations and warranties.

                IN VIRTUE OF THE ABOVE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1.      Purchase and Sale of Stock.

        1.1     Organization of the Company and Issuance of Shares.

                (a) The Company will be incorporated as a wholly-owned subsidiary of GCM, under the name _Car Track, S.A. de C.V.. In order to meet the requirements of Mexican corporate law, one of the Predecessors will also hold one

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share in the Company upon incorporation. The Company will have an initial capital stock of $50,000 (fifty thousand 00/100 Mexican Pesos), which will be funded by GCM entirely.

                (b)     At Closing,

                (i) GCM will transfer all of its shareholding in the Predecessors to the Company, so that after giving effect to such transfer (x) the Company will become the owner of record of all but one of the shares of each of the Predecessors, and (y) each of the Predecessors will become a Subsidiary of the Company.

                (ii) The account payable in favor of GCM that would derive from transferring the Predecessors' shares to the Company, will be capitalized at Closing by GCM in the Company (the "GCM's Contribution"), along with the Investor's Initial Contribution (as such term is defined below), and GCM will receive in exchange "Class A" shares of the Company that, in addition to the shares received by GCM and CMM upon incorporation of the Company pursuant to (a) above, shall be equivalent to 87.5% (eighty seven point five percent) of the capital stock of the Company. The secretary of the Company will include an entry in the shareholders' registry book of the Company to document the foregoing.

                (iii) Simultaneously to GCM's Contribution, and provided all conditions precedent set forth in Section 4 hereof have been complied with at LIV's satisfaction, LIV will contribute the Account Receivable to the Company at face value (the "Investor's Initial Contribution") and will receive in exchange "Class B" shares of the Company equivalent to 12.5% (twelve point five percent) of the capital stock of the Company. The secretary of the Company will include an entry in the shareholders' registry book of the Company to document the foregoing.

                (iv) At Closing, simultaneously to GCM's Contribution, CMM shall transfer its share in the Company to GCM.

                (v) Simultaneously to GCM's Contribution and the Investor's Initial Contribution, LIV and GCM, in their capacity as shareholders of the Company, will adopt written consent resolutions of the Company, substantially in the terms of Exhibit "A" hereof, whereby (w) the Company will capitalize the account receivable derived from the GCM's Contribution and, thus, will increase the value of GCM's shareholding in the Company in an amount which together with GCM's contribution to the initial capital of the Company, shall equal eighty seven point five percent (87. 5%) of the total capital of the Company,
                (x) the Company will capitalize the Investor's Initial Contribution and, thus, will increase the value of LIV's shareholding in the Company in an amount equivalent to the Account Receivable, which shall equal twelve point five percent (12. 5%) of the total capital of the Company, (y) the by-laws of the Company will be amended substantially in the terms of the by-laws attached hereto as Exhibit "B"; and (z) the Company will appoint board members, officers, and auditors, in accordance with Exhibit "C" hereof.

                (vi) GCM shall endorse and deliver the share certificates of each of the Predecessors to the Company, and the secretary of each of the Predecessors will register in the corresponding shareholders registry book the transfer of the Predecessors' shares to the Company.

                (vii) The Company and each of CMM, CMI, and CMC, as the case may be, as shareholders of each of the Predecessors, will adopt shareholders resolutions of the corresponding Predecessor, substantially in the terms of Exhibit "D" hereto, whereby (x) the by-laws of each of the Predecessors will be amended substantially in the terms of the by-laws attached hereto as Exhibit "E", (y) recognize the Company as the shareholder of the majority of each of the Predecessors shares, and (z) appoint board members, officers, and auditors, in accordance with Exhibit "F" hereof.

                (c) Each of the parties hereto will participate and cooperate in the preparation and filing of all applications and will devote their best efforts to obtain all approvals necessary from competent governmental authorities in order to effect GCM's Contribution and for each of the Predecessors to become a Subsidiary of the Company. Likewise, the Company will be required to register before the National Registry of Foreign Investments (Registro Nacional de Inversiones Extranjeras) within the forty (40) working days following the Closing Date. The parties hereto will provide to the Company any information and documentation required for such purpose.

Closing. Provided the conditions precedent set forth in Section 4 hereof have been complied to the satisfaction of LIV, Closing of this Agreement and the subscription of the "Class A" and "Class B" shares referred to in Sections 1.1 and 1.2 hereof, shall take place at the offices of GCM, Grupo Car Mart, S.A. de C.V., Alejandro Dumas No. 304, Col. Polanco,

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Delegacion Miguel Hidalgo 11550, Mexico City, Mexico, at such time, not later than August 31, 2003 and place as GCM and the Investor mutually shall agree orally or in writing (which time and place are designated as the "Closing").

        2. Representations and Warranties of GCM. GCM, jointly and severally with the Predecessors, hereby represents and warrants to the Investor and LIV that the statements contained in this Section 2 are true and correct, except as set forth on the attached hereto, a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor, LIV and special counsels for the Investor and LIV, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1 Organization and Qualification of the Predecessors and the Company. Each of the Predecessors and the Company is a corporation (sociedad anonima de capital variable) duly organized, validly existing, and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Predecessors is duly qualified or licensed, and has all required government approvals to do business in Mexico and, as required, in every state thereof in which the nature of the business conducted by it as of this date makes such licenses and approvals necessary. GCM has made available to the Investor, LIV and special counsels for the Investor and LIV true and correct copies of the respective articles of incorporation and by-laws (escritura constitutiva y estatutos sociales) of each of the Predecessors and the Company, as most recently amended.

        2.2 Authority. GCM has all requisite power and authority to execute, deliver and perform its obligations, and to consummate the transactions contemplated, under (i) this Agreement, and (ii) the Partners Agreement that is simultaneously entered into as of the date hereof by and among the Investor through LIV, and GCM, and all other agreements and resolutions required to be executed pursuant to this Agreement, and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by GCM and constitutes a legal, valid and binding obligation and is enforceable against GCM in accordance with its terms.

        2.3 Capitalization and Voting Rights. The authorized capital of the each of the Predecessors and the Company consists, or will consist immediately prior to the Closing, of:
                (a) CMM's Common Stock. 20,000,000 (twenty million) shares of common stock, each with a par value of $1,000 (one thousand) of which (i) 20,000,000 (twenty million) are issued and outstanding as of the date hereof,
(ii) 50,000 (fifty thousand) form the fixed portion of its capital stock, and 19,950,000 (nineteen million nine hundred and fifty) form its variable portion.

                (b) CMC's Common Stock. 5,000 (five thousand) shares of common stock, each with a par value of $1,000 (one thousand) of which 5,000 (five thousand) are issued and outstanding as of the date hereof, and all of them constitute the fixed portion of its capital stock.

                (c) CMI's Common Stock. 50,000 (fifty thousand) shares of common stock, each with a par value of $1,000 (one thousand) of which 50,000 (fifty thousand) are issued and outstanding as of the date hereof, and all of them constitute the fixed portion of its capital stock.

                (d) Company's Common Stock. $50,000 (fifty thousand) shares of common stock, each with a par value of $1.00 (one Mexican Peso), all corresponding to the fixed portion of its capital stock.

                (e) All of the shares representing the capital stock of each of the Predecessors and the Company are all duly and validly authorized and issued, fully paid and free of any liens, charges, claims, restrictions and encumbrances of any nature whatsoever, and were issued in accordance with all applicable provisions of the General Law of Commercial Companies of Mexico (Ley General de Sociedades Mercantiles).

                (f) There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition of any shares of any of the Predecessors' or of the Company's capital stock. In addition, except as contemplated by this Agreement or any agreements to be entered into pursuant hereto, none of the Predecessors nor the Company has any obligation to pay any dividends or make any distributions in respect thereof.

                (g) As of the date of Closing, all of the outstanding shares of capital stock of the Company (except for one share owned by CMM) and of each of the Predecessors are owned by GCM, CMM, CMC, and/or CMI, as set forth in
Schedule 2.3 (f) hereof, free and clear of any preemptive right, mortgage, charge, pledge, security interest, encumbrance, lien, assignment for security, claim, preference, priority or other encumbrance of any kind, and are duly authorized, validly issued, and fully paid.

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        2.4     Subsidiaries. Except as set forth in section 2.4 of the Schedule of Exceptions, none of the Predecessors nor the Company has any Subsidiaries, is a participant in any joint venture, partnership, or similar arrangement, nor holds shares, equity interests, or any other interest entitling it to vote in an shareholders or partners meeting or to receive dividends of any Mexican or foreign entity. All but one of the outstanding shares of capital stock of each of the Predecessors are, or will be upon the Closing, owned by the Company, free and clear of all liens, and are duly authorized, validly issued, fully paid and nonassessable.

        For purposes of this Agreement, "Subsidiary" means any Person of which such parent, at the time in respect of which such term is used, (a) owns or has a right to own, directly or indirectly, more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, or (b) directly owns, or has a right to own, or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast at least a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation.

        2.5 Conflicts. Except as set forth in Section 2.5 of the Schedule of Exceptions, the execution and performance of this Agreement and all such other instruments and agreements and the transactions contemplated hereby and thereby and the compliance with their provisions by GCM and each of the Predecessors will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its by-laws or any indenture, lease, agreement or other instrument to which GCM or any of the Predecessors is a party or by which GCM or any of the Predecessors or any of their respective properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to GCM, any of the Predecessors, or any of their properties or assets.

        2.6 Governmental Consents. Except as indicated in section 2.6 of the Schedule of Exceptions, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Predecessors or GCM is required in connection with (i) the execution and delivery of this Agreement, the transfer of the shares representing the capital stock of the Predecessors to the Company, the Partners Agreement and other instruments or agreements contemplated hereby and thereby, and (ii) the consummation of the transactions contemplated by this Agreement and the Partners Agreement.

        2.7 Litigation. Except as set forth in Section 2.7 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or threatened against the Company of any kind whatsoever, or against GCM and/or the Predecessors questioning the validity of this Agreement, or the right of GCM to enter into such agreement, its ownership of all but one of each of the Predecessors' shares, and its right to transfer such shares to the Company, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any adverse effect, or any change in the shareholding of the Predecessors, nor is there any litigation to GCM's knowledge or any reasonable basis therefor or threat thereof, against GCM or any of the Predecessors by reason of the past employment relationship of any of the shareholders or employees, the currently proposed activities of the Company or of the Predecessors, or negotiations by the Company with possible investors in the Company or in the Predecessors. To the knowledge of GCM, Ocejo and of each of the Predecessors, and except as set forth in Section 2.7 of the Schedule of Exceptions, the Predecessors are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in Section 3.7 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation by any of the Predecessors currently pending or that any of the Predecessors intends to initiate. The representation of Ocejo hereunder shall be qualified by "to his knowledge."

        2.8     Certain Employee Matters.

                (a) To the best of the knowledge of GCM and except as otherwise indicated in Section 2.8(a) of the Schedule of Exceptions, none of the key employees of the Predecessors listed by function in Section 2.8(a) of the Schedule of Exceptions are, and none will be, as a result of their employment by the Company of by any of the Predecessors, the nature of the business conducted or proposed to be conducted by the Company and the Predecessors, or for any other reason, in violation of (i) any confidentiality or other obligation to a prior employer or entity that received consulting or other services from such Key Employee, or (ii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, relating to confidentiality obligations of such Key Employee.

                (b) GCM is not aware that any employee or advisor of the Company or of any of the Predecessors has plans to terminate his or her employment relationship with the Company or any of the Predecessors, as the case may be. The Company and each of the Predecessors, as the case may be, has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. None of

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the employees of the Company nor of any of the Predecessors is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company or of any of the Predecessors (including, without limitation, any organizational drive) or, to GCM's and each of the Predecessors' knowledge, threatened.

                (c) Except as set forth in Section 2.8 (c) of the Schedule of Exceptions, no current or former key employee has filed any complaint against any of the Predecessors or against the Company, derived or related to a former or current labor relationship with any of Predecessors, the Company, or, directly or indirectly, to the Business.

        2.9 Compliance. Except as set forth in section 2.9 of the Schedule of Exceptions, the Company and each of the Predecessors has, in all material respects, complied with all laws, regulations and orders applicable to their present business and the Predecessors have all material permits and licenses required to conduct the Business as they have done until the date hereof. Except as set forth in Section 2.9 of the Schedule of Exceptions, the Predecessors are not in default under any of such franchises, permits, licenses, or other similar authorities. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or any of the Predecessors is a party or by which any of them is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Predecessors or the Company, which adversely affects any of the Predecessors or the Company or, so far as the GCM may now reasonably foresee, in the future is reasonably likely to result in or have an adverse effect upon the Predecessors or the Company. To GCM's knowledge, no officer, director, employee or consultant of the Predecessors is in violation of any term of any contract or covenant (either with any of the Predecessors, or with another entity) relating to employment, consulting, patents, assignment of inventions, proprietary information disclosure, noncompetition or nonsolicitation.

        2.10 Permits. Except as set forth in the Schedule of Exceptions, the Predecessors have all franchises, permits, licenses, and any similar authority necessary for the conduct of the Business as now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of any of the Predecessors, as the case may be. Except as set forth in the Schedule of Exceptions, the Predecessors are not in default in any material respect under any of such franchises, permits, licenses, or other similar authorities.

        2.11 Material Contracts and Obligations. Section 11 of the Schedule of Exceptions sets forth a list of all agreements or commitments of any nature to which any of the Predecessors or the Company is a party or by which they are bound and which are material to the Predecessors, or their respective businesses ("Material Contracts").

        For purposes of this Agreement Material Contract shall mean any contract or group of related contracts with the same party involving more than US$50,000 (Fifty Thousand Dollars, legal currency of the United States of America) or continuing over a period of more than twelve months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by any of the Predecessors or the Company, as the case may be, without penalty or any other liability whatsoever, upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of any of the Predecessors for the sale, lease or rental of the respective Predecessors' products or services if such contract or group of contracts was entered into by the respective Predecessor in the ordinary course of business.

        All of such agreements are valid and binding on the respective Predecessor, as the case may be, and to each of the Predecessor's knowledge, on each other party thereto, and are in full force and effect. Neither of the Predecessors, as the case may be, nor, to GCM's or the Predecessors' knowledge, any other party thereto, is in default of any of its obligations under any of such agreements in a manner which could have a materially adverse effect.

        2.12 Related Party Transactions. Except as set forth in Section 2.12 of the Schedule of Exceptions, no shareholder, employee, officer, or director of GCM or any of the Predecessors or member of his or her immediate family has any material obligation to any of the Predecessors, nor does GCM's or any of the Predecessors have any material obligation to any of them. Except as set forth in
Section 2.12 of the Schedule of Exceptions, to GCM's knowledge none of the persons mentioned above has any direct or indirect ownership interest in any firm or corporation with which any of the Predecessors is affiliated or with which any of the Predecessors has a business relationship, or any firm or corporation that competes with the Company or with any of the Predecessors, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company or with any of the Predecessors. Except as set forth in
Section 2.12 of the Schedule of Exceptions, no shareholder of GCM, or member of the immediate family of any officer of director of GCM or of any of the Predecessors is directly or indirectly interested in any Material Contract with the Company or with any of the Predecessors.

        2.13 Title to Property and Assets. Each of the Predecessors has good and valid title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected on the Balance Sheet (as defined in Section 2.15 hereof), and none of such properties or assets is subject to any mortgage, lien, pledge, security, lease,

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charge or encumbrance ("Encumbrance") other than Permitted Encumbrances (as herein defined). As used herein, "Permitted Encumbrances" means (i) those Encumbrances disclosed in the Financial Statements (as defined in Section 2.14),
(ii) statutory liens for current taxes or assessments not yet due or the validity of which are being contested in good faith by appropriate proceedings;
(iii) mechanics', workers', carriers' or similar liens arising in the ordinary course of business with respect to charges not yet due; and (iv) Encumbrances disclosed in section 2.13 of the Schedule of Exceptions. The respective Predecessors enjoy peaceful and undisturbed possession under all leases under which they are operating and all such leases are in full force and effect, without any default on the part of the respective Predecessor, as the case may be, and to GCM's and the respective Predecessor's knowledge, any other party thereto.

        2.14 Financial Statements. GCM has furnished to the Investor, LIV and special counsels for the Investor and LIV a true, complete and correct copy of the financial statements listed in Section 2.14 of the Schedule of Exceptions (the "Financial Statements"). Ocejo hereby represents and warrants, to the best of his knowledge, that all material information required under standard auditing rules was provided to the auditing firm that prepared and audited the Financial Statements. Mr. Ocejo's liability for breach of this representation is limited to claims exceeding US$50,000 (Fifty Thousand Dollars 00/100).

        2.15 Fairness of Financial Statements. The Financial Statements present fairly in all material respects the financial condition and results of operations of each of the Predecessors, respectively, as of the dates and for the periods indicated, and have been prepared from the books and records of the respective Predecessor and in accordance with generally accepted accounting principles in Mexico ("GAAP") consistently applied (except for, in the case of unaudited financial statements, any variance from GAAP due to the absence of footnotes and normal year?end adjustments, which in the aggregate are not expected to be material).

        2.16 Absence of Undisclosed Liabilities. The Company does not have any liabilities. Each of the Predecessors does not have any liability exceeding US$50,000.00 (whether absolute or contingent) except for (i) liabilities shown on the most recent balance sheet included in the Financial Statements (the "Balance Sheet"); (ii) liabilities which have arisen since the date of the Balance Sheet (the "Balance Sheet Date") in the ordinary course of business and which singly or in the aggregate, are not material to the business, properties, assets, financial condition or operating results of the respective Predecessor, as the case may be, (iii) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and (iv) liabilities disclosed in section 2.16 of the Schedule of Exceptions. Mr. Ocejo's liability for breach of the representation contained in this paragraph 2.16 is limited to claims exceeding the equivalent of U.S.D.$50,000 (Fifty Thousand Dollars 00/100).

        2.17 Absence of Changes. Except as set forth in section 2.17 in the Schedule of Exceptions, since the Balance Sheet Date, there has been no materially adverse effect in any of the Predecessors exceeding US$50,000.00, other than changes occurring in the ordinary course of business.

        2.18 Tax Returns and Payments. The amount shown on the Balance Sheet of each of the Predecessors, as provision for taxes, is sufficient in all material respect for payment of all accrued and unpaid taxes of each of the Predecessors for the period then ended and all prior periods. Each of the Predecessors has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. Each of the Predecessors has paid all taxes and other assessments due. The federal income tax returns of each of the Predecessors have not been audited by the Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) ("SHCP"), and no such audit, to GCM's, Ocejo and each of the Predecessors' knowledge, is or has been threatened. Each of the Predecessors has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due.

        2.19 Labor Obligations. Each of the Predecessors is in compliance with all material laws and regulations relating to labor and social security matters, including all obligations derived from the Social Security Law (Ley del Seguro Social), the Federal Labor Law (Ley Federal del Trabajo), and all other related social security provisions. To GCM's, Ocejo's, and each of the Predecessors' knowledge, no audit is being conducted, or has been threatened, by the Instituto Mexicano del Seguro Social.

        2.20 Minute Books. The corporate books of each of the Predecessors made available to the Investor, LIV and special counsels for the Investor and LIV contain an accurate summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in the same accurately in all material respects as required by applicable law. The shareholders registry book of each of the Predecessors is complete and reflects all issuances, transfers and cancellations of shares of each of the Predecessors. Each of the Predecessors have verified, as required by applicable law, that income taxes derived from transfer of shares issued by the corresponding Predecessor, as the case may be, have been paid to the competent taxing authority prior to recording such transaction in the corresponding shareholders' registry book.

        2.21 Brokers. Except as set forth in Section 2.21 of the Schedule of Exceptions, none of the Predecessors has any kind of contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

        2.22 Insurance. Section 2.22 of the Schedule of Exceptions includes a list of all valid policies of insurance with respect to its properties and business of the kinds and in the amounts for each of the Predecessors.

        2.23 Benefit Plans. Section 2.23 of the Schedule of Exceptions is a complete and accurate list of all Benefit Plans (as defined below) which are sponsored or maintained by the Predecessors, or to which any of the Predecessors has any obligation to contribute or is otherwise a party, or with respect to which any of the Predecessors has any liability.

        2.24 Disclosures. To GCM's knowledge, there exists no fact or circumstances which materially and adversely affects, or has a reasonable possibility of materially and adversely affecting, the business, assets or condition, financial or otherwise, or operations of each of the Predecessors, which has not been reflected in their respective Financial Statements or set forth in this Agreement or the Exhibits and Schedules attached hereto or fully disclosed to the Investor by GCM pursuant to this Agreement. The representations and warranties of Ocejo for this paragraph are made in good faith and to his knowledge.

        2.25 Authorization. All corporate action on the part of the Company and each of the Predecessors, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Partners Agreement, the performance of all obligations of the Company and of each of the Predecessors hereunder and thereunder, and the authorization, issuance and delivery of the "Class B" shares, has been legally taken or will be legally taken prior to the Closing, and this Agreement and the Partners Agreement constitute valid and legally binding obligations of the Company, the Shareholders, either directly or through GCM, and each of the Predecessors, as the case may be, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally. The execution and performance of this Agreement, the Partners Agreements and all such other instruments and agreements and the transactions contemplated hereby and thereby and the compliance with their provisions by the Company, the Shareholders, directly or through GCM, as the case may be, and by each of the Predecessor will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its by-laws or any indenture, lease, agreement or other instrument to which the Company, the Shareholders, directly or through GCM, or any of the Predecessors is a party or by which the Company or any of the Predecessors or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company, any of the Predecessors, or any of its properties or assets..

        2.26 Joint Representations. The representations and warranties scontained in sections 2.3, 2.7, 2.10, 2.11, 2.12, 2.13, 2.14, 2.16, 2.18 and
2.24 hereof are made jointly by GCM and Jose Antonio Ocejo Gutierrez . The responsibility of Ocejo for certain warranties and representations is limited as provided in those sections above in this Section 2.

        3. Representations and Warranties of the Investor. Each of the Investor and LIV hereby represents and warrants that they have full power and authority to enter into this Agreement and the Partners Agreement to which they are a party and each such agreement constitutes valid and legally binding obligation, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

        4. Conditions of the Investor's Obligations at Closing. The obligations of the Investor under Section 0 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

        4.1 Corporate Updating. The Predecessors shall have updated their corporate records as necessary in order to comply with all its obligations under the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) in this regard, including, updating its corresponding shareholders registry book in order for it to reflect the original shareholding of the corresponding Predecessor, as of the date of its incorporation, and all sales or transfer of shares that may have occurred until the Closing date.

        4.2 Transfer of Shares to GCM. GCM shall enter into all agreements that may be required under Mexican law in order to acquire all but one of the shares of each of Predecessors, prior to the Closing date. GCM shall provide the

Investor with evidence that each of the shares issued by each of the Predecessors, except for one, have been transferred and endorsed in favor of GCM, as required under Mexican corporate law.

        4.3 Representations and Warranties. The representations and warranties of GCM and Ocejo contained in Section 2 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        4.4 Performance. The Company, GCM and each of the Predecessors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.5 Compliance Certificate. GCM shall deliver to the Investor at the Closing a certificate signed by a duly authorized officer of each of the Predecessors stating that there shall have been no materially adverse effect in the financial situation of each of the Predecessors since the date of issuance of their respective Balance Sheets and until the Closing date.

        4.6 Opinion of Company Counsel. The Investor shall have received from counsel for the Company, an opinion, dated as of the Closing, in form reasonably satisfactory to counsel to the Investor.

        4.7 Partners Agreement. The Investor, directly or through LIV, and GCM, shall have entered into the Partners Agreement.

        4.8 Supporting Documents. The Investor and their special counsel shall have received copies of the following documents:

                (a) a copy of the Charter and the by-laws of the Company, certified as of a recent date by a Notary Public;

                (b) a certificate of the Secretary of the Company dated at the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the partners of the Company authorizing the execution, delivery and performance of this Agreement and the Partners Agreement; the issuance and delivery of Class A and Class B shares as provided in Section 1.1 hereof, and that all such resolutions are in full force and effect and all were adopted in connection with the transactions contemplated by this Agreement, and the Partners Agreement;
(ii) that the Company's and each of the Predecessors' by-laws have not been amended since the date of the certificate delivered pursuant to paragraph (a) above; and (iii) to the incumbency and specimen signature of each officer of the Company executing this Agreement and the Partners Agreement, the shares representing Class A and Class B shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (b); and

                (c) certified copies of the authorizations issued by the Mexican Competition Commission (Comision Federal de Competencia), the Ministry of Interior (Secretaria de Gobernacion), and the Ministry of Communications and Transportations (Secretaria de Comunicaciones y Transportes) in connection with the transfers of ownership contemplated by this Agreement.

        4.9 Invention and Non-Disclosure Agreements and Non-Competition and Non-Solicitation Agreements. Each employee of the Company and of each of the Predecessors shall have entered into a Confidentiality Agreement, and each Key Employee shall have entered into a Non-Competition and Non-Solicitation Agreement, both in the forms attached hereto as Exhibit "G".

        5. Conditions of GCM's Obligations at Closing. The obligations of GCM to the Investor and LIV under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

        5.1 Representations and Warranties. The representations and warranties of the Investor and LIV contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        5.2 Authorizations. GCM shall have obtained from the pertinent authorities and agencies all permits and authorizations set forth in section
2.10 of the Schedule of Exceptions,

        5.3 Opinion of Investor Counsel. GMC shall have received from counsel for the Investor, an opinion, dated as of the Closing, in form reasonably satisfactory to counsel to GCM.

        6.      Covenants of the Investor.
        Confidentiality. Investor hereby agrees to take all reasonable precautions not to use any confidential information of the Company, other than for valid purposes associated with its status as an investor in the Company, and to safeguard the confidentiality of the information received by or disclosed to the Investor about the Company and its affairs in the fulfillment of its obligations hereunder and except as required by law, to refrain from disclosure of such information to anyone other than the Investor' representatives, including without limitation, accountants, attorneys or other professional advisors.

        7.      Indemnification.

        7.1 Survival. The representations, warranties, covenants, negative covenants, and agreements set forth in this Agreement and in any exhibit or schedule, shall survive for a period of twelve (12) months after the Closing of this agreement (the "Indemnification Period"), except for any representation, warranty, covenant and/or agreement related to any taxes, which shall survive for the applicable statute of limitations.

        7.2     Indemnification by GCM and Ocejo. Subject to the terms of this
Section 7 hereof, GCM, and Ocejo, jointly and severally, hereby undertake to defend, save harmless and indemnify the Investor with respect to any action, claim, demand, proceeding, judgment, expenses and legal costs, including attorneys fees and, in general, with respect to any damage to the Investor deriving from (i) inaccurate or false statement, warranty or representation made by GCM or Ocejo in accordance with this Agreement, and/or (ii) any obligation, liability or contingency of any nature whatsoever against either of the Predecessors or the Company including liabilities deriving from taxes for all past fiscal years and the period ending on the date of this Agreement, or liabilities, and/or (iii) any obligation, liability or contingency of any nature whatsoever against any of the Predecessors and the Company resulting from actions or omissions carried out up to the date of Closing, and not recorded in the Financial Statements of the respective Predecessor or in the Schedule of Exceptions; and/or (iv) any transaction carried out by either Predecessor and the Company outside the ordinary course of business and carried out or originated prior to the Closing Date. In connection with breach of representations as set forth in (i) above, Ocejo's direct indemnity obligation will be limited as set forth in Section 2.26 hereof.

        7.3 Procedure for Indemnification. In connection with any claim for indemnification by the Investor under this Section 7, the procedure set forth below shall be followed.

                (i) Notice. No claim may be asserted, nor may any action be commenced, against GCM for inaccuracy of any disclosure or for breach or non-performance of any covenant contained herein unless written notice of such claim or action is received by GCM describing the factual basis of such claim or action in reasonable detail to the extent then known by Investor and/or LIV and identifies the provision of the Agreement to which such claim or action relates, on or prior to the expiry of the Indemnification Period. In the case of any third party claim, action or other matter with respect to which indemnity may be sought under this Agreement, the Company shall give to the Investor written notice of any claim, suit or judgment promptly but in any event at least five
(5) days after the Company or any of the Predecessors receives written notice thereof. Breach of this notice obligation by the Company or by any of the Predecessors will automatically extend the Indemnification Period with respect to any matter related to or arising out of such claim, suit, action, matter or judgment not notified, and the respective obligations in this regard of each of GCM and of Ocejo, when applicable, for an additional term of 12 (twelve) months counted as of the date on which LIV or the Investor, as the case may be, becomes aware of such breach of obligation.

                (ii) Defense of a Claim. The Investor, after giving such notice, shall have the right to adjust or settle any claim, suit or judgment coming within the scope of this indemnity obligation unless GCM, no later than ten (10) working days after receiving the above notice, agrees in writing to litigate, defend or appeal, promptly assume the litigation, defense or appeal thereof with counsel acceptable to the Investor or LIV. In such case, the Company and/or the respective Predecessor, as the case may be, must immediately grant the necessary powers of attorney to LIV and/or counsel to litigate and/or defend the third party claim.

                (iii) Both Parties Right to Participate. Either party hereto desiring to participate in the handling of any such claim, suit or judgment being handled by the other party shall have the right, at its expense and with its counsel, to join with the other party and participate fully in the defense of any such claim or contest.

                (iv) Cooperation. The Investor and GCM shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

                (v)     Direct Claims. Any claim for indemnity pursuant to this
Section 7 made directly by the Investor or LIV to GCM, and which does not result from a third party claim or action, shall be asserted by written notice by the Investor to GCM. The liable party, as the case may be, shall have a period of thirty (30) calendar days within which to respond thereto. If the liable party does not respond within such 30-day period, the liable party shall be deemed not to have accepted responsibility to make payment.

                (vi) Payment. Any and all amounts determined from time to time to be owed by GCM, or Ocejo to the Investor or LIV by reason of their indemnity obligations under this Section 7, shall be paid upon demand, in cash.

                (vii) Disagreements. At any time during the indemnification period set forth in this Section 7, if a disagreement arises between each or all of the Company, Ocejo and the Investor regarding any amount owed by the Predecessors, GCM or Ocejo due to their indemnity obligations under this Section 7, the parties will submit such disagreement to arbitration pursuant to Section
9.3 hereof.

                (viii) Sole Remedy. Each party's sole remedy for inaccuracy of any representation or warranty or breach of any covenant or agreement in this Agreement by the other party or in any certificate delivered hereunder shall be limited to the indemnification set forth in Section 7 hereof (except if the claim arises out of fraud of any party).

        7.4     General Provisions and Limitations. All other provisions in this
Section 7 notwithstanding, any GCM's and Ocejo's obligations to make indemnification payments to the Investor shall be subject to all of the following limitations:

                (a) No claim shall be made under Section 7 unless the aggregate amount of the claim exceeds US$100,000 (One Hundred Thousand Dollars), and only for the portion in excess of said amount.

                (b) No claim shall be made under section 7 for consequential or punitive damages.

                (c) The limitations set forth in this section 7 shall not apply to Claims arising out of fraud by any party.

                (d) The obligations of GCM and Ocejo to indemnify LIV and/or the Investor shall not exceed individually or in the aggregate the amount actually contributed by the Investor and/or LIV to the Company pursuant to this Agreement, less US$100,000.

        8.      Miscellaneous.

        8.1 Successors. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.2 Governing Law. This Agreement shall be governed by and construed under the laws of Mexico.

        8.3 Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its then prevailing Commercial Mediation Rules, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration carried out by three (3) arbitrators designated as hereinafter provided, and administered by the American Arbitration Association in accordance with its then prevailing Commercial Arbitration Rules. Each of Seller and Purchaser shall designate one (1) arbitrator. The two (2) arbitrators so designated shall select the third (3rd) arbitrator. In the event that such two (2) arbitrators are unable to agree upon a third (3rd) arbitrator within a reasonable period of time, such arbitrator shall be selected by the American Arbitration Association. The arbitration must take place in Mexico City, Mexico in English, and the arbitrators must settle the controversy in strict compliance with the law. The arbitrators' decision shall be binding on the parties, and will not be appealable.

        8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; or (b) by recognized overnight courier service or by facsimile transmission, upon receipt of confirmation and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Copies of any notice to the Investor shall be delivered to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, attention: Thomas A. Wooters and copies of any notice to GCM shall be delivered to Diaz y Landerreche, S.C., Bosque de Duraznos 65-308, Bosques de las Lomas, 11700 Mexico, D.F., attention: Juan Landerreche .

        8.7 Finder's Fee. Except as set forth in Section 8.7 of the Schedule of Exceptions, each party represents that it neither is nor will be obligated for any finders' fee or commission, issuance of capital stock or any other form of consideration in connection with this transaction. Each party agrees to indemnify and to hold harmless the other from any liability for any commission or compensation in the nature of a finders' fee, issuance of capital stock or any other form of consideration (and the costs and expenses of defending against such liability or asserted liability) for which each party or any of its members, managers, employees, officers, directors or representatives is responsible.

        8.8 Expenses. Irrespective of whether the Closing is effected, each party hereof shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

        8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

        8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 LIV

                                 LoJack de Mexico, S. de R.L. de C.V.

                                 By:      /s/  William R. Duvall
                                          ---------------------------------
                                 Name     William R. Duvall
                                 Its :    Attorney-in-Fact
                                 Address: Kuri Brena, Sanchez Ugarte,
                                          Corcuera Y Aznar
                                          Corporative Punta Santa Fe Torre
                                          "B" Prol.Paseo de la Reforma No.
                                          1015 Piso 8 Col.Desarrollo Santa
                                          Fe, 01109 Mexico, D.F.

                                 GCM

                                 Grupo Car Mart, S.A. de C.V.

                                 By:      /s/  Jose Antonio Ocejo Gutierrez
                                          ---------------------------------
                                 Name     Jose Antonio Ocejo Gutierrez
                                 Its:     Attorney-in-Fact
                                 Address:

                                 JOSE ANTONIO OCEJO GUTIERREZ

                                 By:      /s/  Jose Antonio Ocejo Gutierrez
                                          ---------------------------------
                                 Address: Alejandro Dumas No. 304
                                          Col. Polanco, Delegacion Miguel
                                          Hidalgo
                                          11550 Mexico, D.F.

The following schedule and exhibits and schedules have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request

SCHEDULE A      Schedule of Exceptions

EXHIBIT A       Shareholders' Resolutions to be adopted by the shareholders of the Company at Closing

EXHIBIT B       By-laws of the Company

EXHIBIT C       List of Officers, Board Members and Auditors to be appointed by the Company at Closing

EXHIBIT D       Shareholders' Resolutions to be adopted by the shareholders of each of the Predecessors at Closing

EXHIBIT E       By-laws of each of the Predecessors

EXHIBIT F       List of Officers, Board Members and Auditors to be appointed by each of the Predecessors at Closing

EXHIBIT G       Form of Invention and Non-Disclosure Agreements and of
                Non-Competition and Non-Solicitation Agreements